UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2004

The First Marblehead Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31825	04-3295311
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts		02199-8157
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 895-4283

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On October 26, 2004, the board of directors of The First Marblehead Corporation (the “Corporation”) authorized the renewal, for additional terms through June 2011, of certain agreements with The Education Resources Institute, Inc. (“TERI”).  In addition, the Corporation entered into a supplement to the master loan guaranty agreement between TERI and the Corporation, providing TERI with an option to adjust once per fiscal year the amount of its guaranty fee that is held in a collateral reserve for guaranty claims.

In June 2001, the Corporation entered into a strategic relationship with TERI, acquiring TERI’s historical loan database and loan processing operations but not its investment assets or guarantee liabilities. The Corporation issued promissory notes to TERI to partially fund the acquisition, of which an aggregate of approximately $6.0 million remained outstanding as of June 30, 2004.  At the time of the transaction, 161 members of TERI’s staff became employees of the Corporation.  TERI remains, however, an independent, private not-for-profit organization with its own management and board of directors.

Renewal of Agreements with TERI

In connection with its strategic relationship, the Corporation entered into several agreements with TERI with respect to loan processing services, database updates, loan guarantees and the securitization of TERI-guaranteed loans, including:

•     a Master Servicing Agreement (the “Servicing Agreement”), dated as of July 1, 2001, among TERI, First Marblehead Education Resources, Inc., a wholly owned subsidiary of the Corporation (“FMER”), and the Corporation;

•     a Database Sale and Supplementation Agreement (the “Database Agreement”), dated as of June 20, 2001, among TERI, FMER and the Corporation; and

•     a Master Loan Guaranty Agreement dated as of February 2, 2001, as supplemented (the “Guaranty Agreement”), between TERI and the Corporation.

Pursuant to the Servicing Agreement, TERI engages FMER to provide loan origination, pre-claims, claims and default management services. Under TERI’s agreements with lenders, lenders delegate their loan origination functions to TERI, and TERI has the right to subcontract these functions to FMER.  Pursuant to the Database Agreement, TERI provides updated information to FMER about the performance of the student loans TERI has guaranteed, so that the Corporation can continue to supplement and enhance its database.  Pursuant to the Guaranty Agreement, the Corporation granted to TERI a right of first refusal to guarantee the Corporation’s private label clients’ existing and future loan programs.  The Corporation also agreed to create a market for its private label clients to sell TERI-guaranteed loans through securitizations that the Corporation facilitates. Under the Guaranty Agreement, the Corporation must use its best efforts to cause a securitization of a limited category of TERI-guaranteed loans at least twice per year, subject to the lender having a specified minimum loan volume at the semi-annual purchase date.

Each of the Servicing Agreement, Database Agreement and Guaranty Agreement has an initial term expiring at the end of June 2006, with a one-time renewal option exercisable by either the Corporation (or FMER) or TERI for an additional five-year term.  On October 26, 2004, the boards of directors of the Corporation and FMER authorized the renewal of the Servicing Agreement, Database Agreement and Guaranty Agreement for the additional term, through June 2011.  The terms of each of the agreements will remain as currently in effect, except that beginning in July 2007, the monthly fee paid by FMER to TERI pursuant to the Database Agreement will be reduced from approximately $62,000 per month to approximately $21,000 per month.

TERI and TERI Marketing Services, Inc., a wholly owned subsidiary of FMER (“TMSI”), previously entered into a Marketing Services Agreement (the “Marketing Agreement”), dated as of July 1, 2001, pursuant to which TMSI developed a marketing plan and marketing materials used by TERI.  TMSI’s rights and obligations under the Marketing Agreement were assigned to FMER in January 2004.  On October 26, 2004, the board of directors of FMER authorized the renewal of the Marketing Agreement for an additional five-year term through June 2011, on the same terms as are currently in effect.

The foregoing summary is subject to, and qualified in its entirety by, the Servicing Agreement, Database Agreement, Guaranty Agreement and Marketing Agreement attached to this Form 8-K as Exhibits 10.1 through 10.4, respectively, and incorporated herein by reference.

Supplement to Master Loan Guaranty Agreement

On October 26, 2004, the Corporation entered into a fourth supplement (the “Supplement”) to the Guaranty Agreement.

The Guaranty Agreement generally provides that the guaranty fees earned by TERI upon the disbursement of student loans are placed in a segregated reserve account (the “Pledge Account”), which is held as collateral to secure TERI’s obligation to purchase defaulted student loans.  The Pledge Account is held by a third-party financial institution for the benefit of the program lender until the student loans are securitized, at which point the Pledge Account is pledged to the securitization trust that purchased the loans.  The Guaranty Agreement also provides that the terms of the securitization trust agreement will provide for a beneficial interest for TERI of 25 percent of the residual value of the TERI-guaranteed loans owned by such securitization trust.

The Guaranty Agreement (as implemented through guaranty agreements with individual lenders) entitles TERI to retain a portion of its guaranty fees (the “Administrative Fee”) rather than place them in the Pledge Account.  The Administrative Fee is currently limited to 150 basis points multiplied by the principal amount of the TERI-guaranteed loans originated.

The Supplement provides TERI with the right to elect once each fiscal year to increase the amount of the Administration Fee by 25 basis points, with a corresponding reduction from 25 percent to 20 percent in TERI’s ownership of the residual value of the TERI-guaranteed loans purchased during that year by the securitization trust.  TERI has made such an election for the fiscal year ending June 30, 2005.

The foregoing summary is subject to, and qualified in its entirety by, the Supplement attached to this Form 8-K as Exhibit 10.5 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: October 28, 2004	By:	/s/ Donald R. Peck
Donald R. Peck
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Master Servicing Agreement, dated as of July 1, 2001, by and among The Education Resources Institute, Inc., First Marblehead Education Resources, Inc. and The First Marblehead Corporation.  Incorporated by reference to Exhibit 10.19 to the registration statement on Form S-1 (File No. 333-108531) filed by The First Marblehead Corporation on September 5, 2003.

10.2

Database Sale and Supplementation Agreement, dated as of June 20, 2001, by and among The Education Resources Institute, Inc., First Marblehead Education Resources, Inc. and The First Marblehead Corporation.  Incorporated by reference to Exhibit 10.21 to the registration statement on Form S-1 (File No. 333-108531) filed by The First Marblehead Corporation on September 5, 2003.

10.3

Master Loan Guaranty Agreement, dated as of February 2, 2001, by and between The Education Resources Institute, Inc. and The First Marblehead Corporation.  Incorporated by reference to Exhibit 10.18 to the registration statement on Form S-1 (File No. 333-108531) filed by The First Marblehead Corporation on September 5, 2003.

10.4

Marketing Services Agreement, dated as of July 1, 2001, by and between The Education Resources Institute, Inc. and TERI Marketing Services, Inc.  Incorporated by reference to Exhibit 10.20 to the registration statement on Form S-1 (File No. 333-108531) filed by The First Marblehead Corporation on September 5, 2003.

10.5	Fourth Supplement, dated as of October 1, 2004, to Master Loan Guaranty Agreement, dated February 2, 2001, by and between The Education Resources Institute, Inc. and The First Marblehead Corporation.